Exhibit 99.4


Joint Filing Agreement

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any amendments thereto) with respect to the common shares of Dover Motorsports, Inc., a Delaware corporation. The undersigned further consent and agree to the inclusion of this Agreement as an Exhibit to such Schedule 13D.

IN WITNESS WHEREOF, the undersigned have executed this agreement as of this 29th day of May 2008.


                                           /s/ Mario Cibelli*
                                        ------------------------------------
                                               Mario Cibelli


                                        MARATHON PARTNERS, L.P.
                                        By its General Partner
                                        Cibelli Capital Management, L.L.C.

                                           /s/ Mario Cibelli*
                                        ------------------------------------
                                        By: Mario Cibelli
                                        Title: Managing Member


                                        CIBELLI CAPITAL MANAGEMENT, L.L.C.

                                           /s/ Mario Cibelli*
                                        ------------------------------------
                                        By: Mario Cibelli
                                        Title: Managing Member


SK 03366 0001 887754